Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact: Robin Easton
(425) 468-7676

FOR IMMEDIATE RELEASE

PACCAR Announces Third Quarter Revenues and Earnings

October 27, 2009, Bellevue, Washington – “PACCAR reported improved third quarter revenues compared to the second quarter of 2009,” said Mark Pigott, chairman and chief executive officer. “The company generated net income of $13 million for the third quarter. The financial results continue to reflect the impact of a recessionary economy on freight shipments and truck purchases. I am very proud of our 15,000 employees who have delivered good results to our shareholders in today’s very challenging business conditions. PACCAR is one of the very few global companies in the automotive sector to earn a profit this year. PACCAR is dedicated to delivering exceptional quality products and services, outstanding shareholder returns and environmental leadership.” Pigott added, “PACCAR’s manufacturing facilities and distribution centers are achieving record quality and productivity, which positions the company for strong performance as the industry returns to a normal vehicle replacement cycle. PACCAR continues to proactively align operating expenses, capital expenditures and research and development with current market conditions.”

PACCAR earned $13.0 million ($.04 per diluted share) for the third quarter of 2009 compared to $299.0 million ($0.82 per diluted share) earned in the third quarter last year. Third quarter results include a one-time net benefit of $9.0 million ($14.1 million pretax) related to the permanent closure of its Peterbilt facility in Madison, Tennessee. This pretax benefit includes plant closure costs of $4.2 million offset by an $18.3 million curtailment gain on post-retirement healthcare plans. Results for the first nine months of 2009 also include a one-time net benefit of $30.0 million ($47.7 pretax), for discontinuing certain subsidies for post-retirement health care plans, which was recorded in the second quarter. Third quarter net sales and financial services revenues were $2.0 billion. Net sales and financial services revenues for the first nine months of 2009 were $5.83 billion. PACCAR reported nine-month net income of $65.8 million ($.18 per diluted share), compared to $904.8 million ($2.47 per diluted share) in 2008. “PACCAR’s financial strength, global diversification, high-quality products and strong distribution network are important contributors to its industry-leading profitable results,” said Tom Plimpton, PACCAR vice chairman.

Financial Highlights – Third Quarter 2009

Highlights of PACCAR’s financial results during the third quarter of 2009 include:

•	Consolidated sales and revenues of $2.0 billion.

•	Net income of $13.0 million.

•	Manufacturing cash and marketable securities of $1.98 billion.

•	Cash generated from operations of $454.0 million.

•	Financial Services pretax income of $18.1 million.

•	Aftermarket parts revenues of $477.7 million.

•	Truck and Other SG&A expense reduced to $87.4 million.

•	Research and development expenses of $43.4 million.

Financial Highlights – Nine Months 2009

Financial highlights for the first nine months of 2009 include:

•	Consolidated sales and revenues of $5.83 billion.

•	Net income of $65.8 million.

•	Cash generated from operations of $864.0 million.

•	Financial Services pretax income of $49.0 million on assets of $8.7 billion.

•	Aftermarket parts revenues of $1.39 billion.

•	Pension cash contributions of $158.7 million.

•	Research and development expenses of $148.5 million.

•	Capital expenditures of $76.3 million.

•	Medium-term note (MTN) issuances of $1.05 billion.

Global Truck Markets

DAF’s premium vehicles are the quality and resale-value leaders in Europe. “DAF improved its market share in the above 15-tonne market to 14.9 percent in the first nine months of 2009. DAF’s medium-term market share goal is 20 percent. The estimate for 2009 industry sales in the above 15-tonne truck market in Europe is 170,000-180,000 units, reflecting ongoing challenging economic conditions throughout Europe,” said Aad Goudriaan, DAF president. “As expected, economic recovery in Europe is lagging North America with truck sales in 2010 anticipated to be in a range of 150,000-180,000 units, similar to industry sales in 1992.”

“Class 8 industry retail sales in the U.S. and Canada are expected to be in the range of 100,000-110,000 vehicles in 2009, reflecting continued economic weakness, particularly in lower housing starts and auto production,” said Dan Sobic, PACCAR executive vice president. “There are some mildly encouraging signs as freight tonnage has recently started to increase and the ISM Manufacturing Index has exceeded 52.0 in each of the last two months, the highest readings since July 2007. Our customers’ profitability is benefiting from lower fuel prices and good availability of drivers, though freight rates and tonnage are lower than last year.

Industry retail sales in 2010 are expected to improve slightly, due to the aging of the fleet and general economic growth, to a range of 110,000-140,000 units, which is still below normal replacement demand of 225,000-250,000 units,” added Sobic.

Profitable Global Dealer Network

PACCAR’s entrepreneurial independent dealer network of 1,900 locations worldwide continues to be a leader in the commercial vehicle industry in customer service. PACCAR’s Kenworth, Peterbilt and DAF dealers are investing in their facilities, services and operating efficiency and have prudently managed their balance sheets to profitably grow their businesses as the economy improves. PACCAR’s dealer network has invested over $350 million in their businesses in the past two years.

Financial Services Companies Achieve Good Results in Difficult Markets

PACCAR Financial Services (PFS) has a portfolio of 146,600 trucks and trailers, with total assets of $8.7 billion. PACCAR Leasing, a major full-service truck leasing company in North America and Europe, with a fleet of over 30,000 vehicles, is included in this segment. “During the third quarter and first nine months of 2009, profit was impacted by lower finance margins (revenues minus interest and other expense) and higher truck repossessions in Europe,” noted Ron Armstrong, PACCAR senior vice president. “There was an improvement in global new finance business in the third quarter, complemented by slightly lower past-due accounts compared to the previous two quarters.” The provision for credit losses in the third quarter of 2009 was $26.6 million versus $29.1 million in the second quarter of 2009. Third quarter pretax income was $18.1 million compared to the $45.5 million earned in the third quarter last year. Third quarter revenues were $241.7 million compared to $322.8 million in the same quarter of 2008. For the nine-month period, revenues were $740.0 million compared to $970.7 million during the same period a year ago and pretax income was $49.0 million compared with $171.5 million in 2008.

“PACCAR’s excellent balance sheet, complemented by its AA- credit rating, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 20 countries on three continents at a time when many third-party lenders have exited the transportation finance business,” said Armstrong. In the third quarter, PACCAR Financial increased its originated loans and leases to $550 million, or 30 percent of new PACCAR trucks sold. “There is additional encouraging news with used truck pricing stabilizing in the U.S. and Canada, though pricing has declined in some European markets,” said Tim Henebry, president, PACCAR Financial. “Credit losses have improved in the U.S. and Canada since the second half of 2008, offset by increased credit losses in Europe.”

Kenworth Mexicana Celebrates 50 Years of Industry Leadership

Kenworth Mexicana (KENMEX) is celebrating 50 years of leadership in the Mexican transportation industry. KENMEX’s Class 8 market share of 37 percent has set the standard for decades and results from its unparalleled reputation for product innovation and quality, applied technology and outstanding customer support. KENMEX produces Kenworth Class 5-8 vehicles for the Mexican and export markets in its state-of-the-art 575,000-square-foot production facilities in Mexicali, Baja California. In 2006, PACCAR Mexico completed a $75 million investment to expand and modernize its KENMEX plant. Since the establishment of KENMEX in 1959, over 155,000 vehicles have been manufactured in the Mexicali facility. “KENMEX’s leadership for five decades results from a strong foundation of integrity, quality and innovation,” said Sam Means, PACCAR Mexico president. “KENMEX looks forward to the next 50 years and the continued dedication to quality and customer service that has made Kenworth the preferred brand of Mexico’s commercial vehicle customers.”

Kenworth facilities in Mexicali, Mexico

Product Development, Quality Awards and Recognition

PACCAR is planning to increase capital investments in 2010 as the economy improves. In 2009, capital expenditures of $100-$125 million and research and development expenses of $190-$200 million are targeted for new products and enhancing operating efficiency. “Kenworth, Peterbilt and DAF are investing in new industry-leading products and services to enable our customers to continue to deliver profitable results in their businesses,” said Jim Cardillo, PACCAR president.

PACCAR has earned 30 J.D. Power awards in the last 11 years, with the closest competitor earning six. Kenworth Truck Company earned the highest ranking in customer satisfaction among Class 8 truck owners in the Over the Road, Pickup and Delivery and

Dealer Service Segments, according to the recently released J.D. Power and Associates 2009 Heavy-Duty Truck Customer Satisfaction StudySM*. “Kenworth has earned the Over-the-Road honor for five consecutive years, as well as earning all five Pickup and Delivery awards presented and three Dealer Service awards,” said Bob Christensen, PACCAR senior vice president. “Kenworth employees are committed to delivering the highest-quality products and service to our customers. Our dealers provide excellent customer support by delivering industry-leading product quality, service performance and low cost of vehicle ownership.”

Kenworth was recently honored by Seattle Business magazine with the Green Washington manufacturing award, reflecting Kenworth’s leadership, innovation and commitment to environmental sustainability and reduction of the carbon footprint of Washington State. Kenworth earned the award due to its T270 and T370 diesel-electric hybrid trucks, T800 liquefied natural gas (LNG) vehicles and award-winning efforts by its manufacturing plant in Renton, Washington, to build trucks in an environmentally sustainable manner. “Kenworth is very pleased to receive the Green Washington manufacturing award in recognition of our extensive environmental efforts,” said Bill Kozek, Kenworth general manager. “Kenworth continues to lead the trucking industry by providing practical technologies that help customers enhance fuel economy and reduce emissions.”

Kenworth T270 Diesel-Electric Hybrid

Readers of the U.K.’s Truck & Driver magazine voted DAF’s flagship XF105 model the “Best Truck Ever over the last 25 years.” British drivers highlighted DAF’s exhilarating vehicle performance, phenomenal productivity and superb driver comfort in this special poll.

InformationWeek (IW) magazine recognized PACCAR as a leading information technology innovator, generating new ideas to drive business results during difficult global economic conditions. In the 21st annual ranking of technology innovators, PACCAR was listed at 68th in the IW500 list and was the highest ranked company in the Automotive sector.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. It also provides financial services and information technology and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss third quarter earnings on October 27, 2009, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Live Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through November 6, 2009. PACCAR shares are listed on the NASDAQ Global Select Market, symbol PCAR, and its homepage can be found at www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

*

J.D. Power and Associates 2009 Heavy-Duty Truck Customer Satisfaction Studysm. Study was based on 2,425 responses from primary maintainers of heavy-duty trucks. For more information please go to www.jdpower.com.

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PACCAR Inc

SUMMARY INCOME STATEMENTS

(in millions except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30

	2009	2008	2009	2008

Truck and Other:
Net sales and revenues	$1,758.5	$3,682.1	$5,091.2	$11,085.1

Cost of sales and revenues	1,646.5	3,113.5	4,700.4	9,395.0
Research and development	43.4	88.1	148.5	261.7
Selling, general and administrative	87.4	119.3	255.0	372.9
Curtailment gain	(18.3)		(66.0)
Interest and other expense (income), net	5.7	.3	38.8	(1.7)

Truck and Other (Loss) Income Before Income Taxes	(6.2)	360.9	14.5	1,057.2

Financial Services:
Revenues	241.7	322.8	740.0	970.7

Interest and other	175.9	215.2	546.6	636.2
Selling, general and administrative	21.1	27.9	63.7	87.0
Provision for losses on receivables	26.6	34.2	80.7	76.0

Financial Services Income Before Income Taxes	18.1	45.5	49.0	171.5

Investment income	4.9	22.2	17.8	69.5

Total Income Before Income Taxes	16.8	428.6	81.3	1,298.2

Income taxes	3.8	129.6	15.5	393.4

Net Income	$13.0	$299.0	$65.8	$904.8

Net Income Per Share:

Basic	$.04	$.82	$.18	$2.48

Diluted	$.04	$.82	$.18	$2.47

Weighted Average Shares Outstanding:

Basic	363.8	363.0	363.6	364.6

Diluted	365.0	364.8	364.6	366.6

Dividends declared per share	$.09	$.18	$.45	$.54

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	September 30 2009	December 31 2008

ASSETS

Truck and Other:

Cash and marketable debt securities	$1,984.2	$2,074.6

Trade and other receivables, net	655.4	698.7

Inventories	629.0	658.1

Property, plant and equipment, net	1,761.9	1,782.8

Equipment on operating leases and other	1,079.6	1,005.2

Financial Services Assets	8,687.3	10,030.4

	$14,797.4	$16,249.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Truck and Other:

Accounts payable, deferred revenues and other	$2,459.0	$2,899.7

Dividend payable		36.3

Long-term debt	171.9	19.3

Financial Services Liabilities	7,133.6	8,447.8

STOCKHOLDERS’ EQUITY	5,032.9	4,846.7

	$14,797.4	$16,249.8

Common Shares Outstanding	363.9	362.7

GEOGRAPHIC REVENUE DATA

	Three Months Ended September 30		Nine Months Ended September 30

	2009	2008	2009	2008

United States and Canada	$1,039.3	$1,363.1	$2,970.0	$4,387.3
Europe	646.7	2,000.5	2,077.9	5,771.1
Other	314.2	641.3	783.3	1,897.4

	$2,000.2	$4,004.9	$5,831.2	$12,055.8

PACCAR Inc

CONDENSED CASH FLOW STATEMENT

(in millions of dollars)

Nine Months Ended September 30	2009	2008
OPERATING ACTIVITIES:
Net income	$65.8	$904.8
Depreciation and amortization:
Property, plant and equipment	144.7	169.9
Equipment on operating leases and other	342.5	312.3
Net change in wholesale receivables on new trucks	495.0	(431.1)
Net decrease in sales-type finance leases and dealer direct loans on new trucks	95.5	61.5
All other operating activities	(279.5)	(57.9)

Net Cash Provided by Operating Activities	864.0	959.5

INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(76.3)	(352.3)
Acquisition of equipment for operating leases	(536.2)	(789.5)
Net decrease in financial services receivables	838.9	206.8
Net change in marketable securities	(64.2)	209.6
All other investing activities	232.4	178.4

Net Cash Provided by (Used in) Investing Activities	394.6	(547.0)

FINANCING ACTIVITIES:
Cash dividends paid	(199.4)	(563.9)
Purchase of treasury stock		(230.5)
Stock compensation transactions	11.3	11.2
Net change in debt	(1,315.7)	(55.1)

Net Cash Used in Financing Activities	(1,503.8)	(838.3)
Effect of exchange rate changes on cash	89.2	(36.6)

Net Decrease in Cash and Cash Equivalents	(156.0)	(462.4)
Cash and cash equivalents at beginning of period	1,955.2	1,858.1

Cash and cash equivalents at end of period	$1,799.2	$1,395.7